���   �� �������� ������  ���� �� �� �� ��!"�� #$��!��%��& ��'��( ��)��%�� ��*��!��+��, ��  ��)��-��*��. /��0��1�2345678�9:�� ��+ ��;" ��( �� ��+ ��(��+��)�� ��%%(���� ��)��"��  �� ����)����)�� ����  <�� �)� � �)�=��0>:� �?��)�� �� ��)��)����  �� ����  @������ ��)������ )�� ��)��"�� ��>AB��)��������)����)��� " �#"�C�D� �E�0  � �" " �:� �� ����& ��>F0:��)���&�G? �+�)�>HCD��" ��0�1�IJKL67MN�OKP�9:� ��� Q��0R:� ��� ��)"�� �� ������)�� �� ��)��)����  ����"���� ��������?����#"��C��D���E�0  � �" " ��:�� ��"��)����)"������S ��&�&� �G? �� "" � � �T�? ��"�Q� ��0C:� �T�� ���� ��)�� �� ��U�� ��  ������) ���� ��  �)�� V V)�"��)� )� ��� ��)������W������  ���� �� ������" ��?��� V V)� �)�)��  � ���(��)�+ ��� ��)"� ��  ��"� �  ���� V V)�"�U� �� V V)@� /��X��  ���� �������� V V)�)�� ����� �)"� � �U�� � �U�W� ����� � ���?��)�� ��)������ ���� �� ����)����  � �����  ��"��������)�� �� ����)��)� ��U ���) � � )" ���� V V)��� V V)@��������)���������� ��U�)���)� � ���� ���� �� /��X��  ��T ���) � V V)� ��U �� ����������W��)����  ���� ��" �� ������ " ��" � �)��  @� ��"��& �>F�)��G? �+/��X�(�)�+ ��" � �)�)� �)� �����)�0:����  ���� �� ��W����)��#"��C��D�� ��E����������  @�� �)� �  � ����� " �0:�U ���  �� ���� �� ��U������) �� V V)����0:������ �� V V)�� U� �� V V)�� � �"��� " �� �%%(/��Y� ��Y ZZ��[���  ����(�)�+ ���?���)�\\\\\\\\\\\\\\\\\\\\\\\\\\\\\/� �\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\��'�X� DocuSign Envelope ID: B5DF5692-00E2-46DD-A8E3-927326D95DDA September 15, 2022